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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement Nos. 333-85783 and 333-35676 on Form S-3 and in Registration Statement
Nos. 33-66944, 33-67138, 33-74734, 33-94878, 333-66837, 333-78499, 333-81159,
333-35220 and 333-38314 on Form S-8 of QRS Corporation of our report dated February 4, 2000 (March 20, 2000 as to the fourth paragraph of Note 7), appearing in this Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 30, 2001